                                                                    Exhibit 3.95

                                    DELAWARE
                                                                          PAGE 1
                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE,
DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
AMENDMENT OF "BOMBARDIER SERVICES AMERICA CORPORATION", CHANGING ITS NAME FROM
"BOMBARDIER SERVICES AMERICA CORPORATION" TO "L-3 COMMUNICATIONS MAS (US)
CORPORATION", FILED IN THIS OFFICE ON THE THIRD DAY OF NOVEMBER, A.D. 2003, AT
12:41 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE
COUNTY RECORDER OF DEEDS.

                                            /s/ Harriet Smith Windsor
                                            Harriet Smith Windsor, Secretary of
                                            State

2960292 8100                                            AUTHENTICATION:  2725912

030703549                                                         DATE:  1-03-03

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     BOMBARDIER SERVICES AMERICA CORPORATION

         (Pursuant to Sections 242 and 228 of the General Corporation Law of the
State of Delaware)

         Christopher C. Cambria hereby certifies that:

         1. He is the Vice President and Secretary of Bombardier Services
America Corporation, a Delaware corporation (the "Corporation").

         2. The First Article of the Certificate of Incorporation of the
Corporation is hereby amended to read in full as follows:

         "FIRST: The name of the corporation (hereinafter, called the
"Corporation") is L-3 Communications MAS (US) Corporation."

         3. The foregoing amendment of the Certificate of Incorporation of the
Corporation has been duly approved by the Board of Directors of the Corporation.

         4. The foregoing amendment of the Certificate of Incorporation of the
Corporation has been duly approved by the required vote of shareholders entitled to vote on such matter, pursuant to and in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware. The total number of shares entitled to vote on the foregoing matter is 1,000 shares of Common Stock.
The number of outstanding shares voting in favor of the foregoing amendment was
1,000 (100%), which equaled or exceeded the vote required. The percentage vote required to approve the foregoing amendment of the Certificate of Incorporation of the Corporation was a majority of the outstanding shares of Common Stock.

         I further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Certificate of Amendment are true and correct of my own knowledge.

         Dated: October 31, 2003

                           /s/ Christopher C. Cambira
                           ----------------------------------------------------
                           Christopher C. Cambria, Vice President and Secretary

                                                 State of Delaware
                                                 Secretary of State
                                              Division of Corporations
                                           Delivered 12:55 PM 11/03/2003
                                             FILED 12:41 PM 11/03/2003
                                            SRV 030703549 - 2960292 FILE